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                                                                   EXHIBIT 10.13

                                 5W PARTNERSHIP

                                 P.O. Box 2129
                            Roanoke, Virginia 24009


May 14, 1996

Littlefield Adams, Inc.
c/o Jack Carter
Sawyer Properties, Inc.
3807 Brandon Avenue, Suite 2490
Roanoke, VA 24018

Reference:  1302 Rockland Avenue Property

Dear Jack:

Effective May 14, 1996 5W Partnership will release all contingencies on the property located at 1302 Rockland Avenue with the exception of the three items listed below. If an agreement can be reached on these three items we can close as soon as the tenants vacate the premises.

(1.) Item #7 - our Purchase Agreement stipulates that the property is to be "managed and maintained and operate the property in a manner consistent with good management practices until final settlement, making all repairs to the property when required to maintain the property in good condition.". In performing our due diligence, we found that the HVAC system, with the exception of one over the main office area, have not been serviced or used in quite some time. Our inspector for the HVAC system informed us that the heater coil needed to be replaced before testing the compressors in the five older units. We paid $1,285.00 just to have the system tested. After testing the system, we found, as noted in the report, that the equipment has not been properly maintained for quite some time. It will cost $5,575.00 in labor to ensure that the equipment runs properly. We feel this is the responsibility of the owner under Item #7.

The inspection of the roof indicated that there are several leaks. It appears that attempts were made to repair the roof but the repairs were not done properly. This estimate is $60,010.00.


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Littlefield Adams, Inc.
c/o Jack Carter
Page 2

(2) As per our purchase agreement, we are to keep renovations cost to about $100,000.00. You can see from the enclosed quote, renovations far exceed the $100,000.00. But, if you agree to a credit of $35,575.00 on the purchase price that will cover renovations and construction cost overruns we can proceed with our closing as soon as the tenant vacates the building.

(3) Upon acceptance of the above, please furnish a copy of your notice to the present tenant to vacate not later than sixty (60) days from the date of our signed agreement of this contingency release.

Enclosures (6)

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.


                                     5W PARTNERSHIP
Date  5/14/96                        By /s/Michael Turner
      -------                           ----------------------
                                     Its General Partner
                                        ----------------------

                                     LITTLEFIELD ADAMS, INC.
Date  5/16/96                        By /s/David M.Simmonds
      -------                           ----------------------
                                     Its Chairman & CEO
                                        ----------------------

                                     WALDVOGEL POE & CRONK
Date  5/17/96                        By /s/William D. Poe
      -------                           ----------------------
                                     Its Vice President
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                                     SAWYER PROPERTIES, INC.
Date  5/14/96                        By /s/ Jack Carter
      -------                           ----------------------
                                     Its Agent
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